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                                                                   EXHIBIT 23.03


                CONSENT OF GENESIS MERCHANT GROUP SECURITIES LLC

    We hereby consent to the inclusion in the Registration Statement of Interpore International ("Interpore"), relating to the proposed merger of Cross Medical Products, Inc. with and into a wholly-owned subsidiary of Interpore, of our opinion letter appearing as Annex II to the Joint Proxy Statement/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,




                                   By:/S/ GENESIS MERCHANT GROUP SECURITIES LLC
                                      -----------------------------------------
                                      Genesis Merchant Group Securities LLC


San Francisco, California
April 6, 1998